Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Investors Title Company, a North Carolina corporation (the “Company”), does hereby certify that:

        The Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2004	/s/ J. Allen Fine —————————————— J. Allen Fine Chief Executive Officer

Dated: May 14, 2004	/s/ James A. Fine, Jr. —————————————— James A. Fine, Jr. Chief Financial Officer